Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Patrick Brennan
Mayfield Village, Ohio 44143	(440) 395-2370
http://www.progressive.com

Progressive is scheduled to hold a one-hour conference call to address questions on Wednesday, November 12, 2008, at 9:00 a.m. eastern time. Registration for the teleconference and webcast is available at http://investors.progressive.com/events.aspx.

PROGRESSIVE REPORTS OCTOBER RESULTS

MAYFIELD VILLAGE, OHIO — November 11, 2008 — The Progressive Corporation today reported the following results for October 2008:

(millions, except per share amounts and ratios)	October 2008	October 2007	Change
Net premiums written	$1,259.2	$1,261.0	0%
Net premiums earned	$1,316.2	$1,319.7	0%
Net income	$145.0	$75.5	92%
Per share	$.22	$.11	100%
Pretax net realized gains (losses) on securities	$88.4	$1.0	8740%
Combined ratio	93.2	94.9	(1.7) pts.
Average diluted equivalent shares	671.3	693.8	(3)%

(in thousands)	October 2008	October 2007	Change
Policies in Force:
Total Personal Auto	7,095.4	7,016.0	1%
Total Special Lines	3,384.0	3,135.1	8%
Total Commercial Auto	549.9	541.1	2%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines Business writes insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto Business writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses.

See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT

October 2008

(millions – except per share amounts)

(unaudited)

	Current Month	Comments on Monthly Results[1]

Net premiums written	$1,259.2

Revenues:
Net premiums earned	$1,316.2
Investment income	50.5
Net realized gains (losses) on securities	88.4	Primarily reflects gains on the sales of common equity securities; there were no other-than-temporary impairment losses recorded in October.
Service revenues	1.4

Total revenues	1,456.5

Expenses:
Losses and loss adjustment expenses	955.9	Includes $7 million, or .5 points, of catastrophic losses related to Hurricanes Gustav and Ike, net of estimated salvage recovery.
Policy acquisition costs	131.0
Other underwriting expenses	139.9
Investment expenses	.8
Service expenses	1.4
Interest expense	11.3

Total expenses	1,240.3

Income before income taxes	216.2
Provision for income taxes	71.2

Net income	$145.0

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	666.4

Per share	$.22

Diluted:
Average shares outstanding	666.4
Net effect of dilutive stock-based compensation	4.9

Total equivalent shares	671.3

Per share	$.22

[1]See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2007 audited consolidated financial statements included in our 2007 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	(2.4)%
Common stocks	(17.0)%
Total portfolio	(3.5)%

Pretax recurring investment book yield	4.7%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENTS

October 2008 Year-to-Date

(millions – except per share amounts)

(unaudited)

	Year-to-Date
	2008	2007	% Change
Net premiums written	$11,771.7	$11,949.6	(1)

Revenues:
Net premiums earned	$11,533.6	$11,784.5	(2)
Investment income	539.1	567.0	(5)
Net realized gains (losses) on securities	(1,297.4)	76.2	NM
Service revenues	13.8	19.3	(28)

Total revenues	10,789.1	12,447.0	(13)

Expenses:
Losses and loss adjustment expenses	8,428.8	8,373.9	1
Policy acquisition costs	1,150.5	1,190.7	(3)
Other underwriting expenses	1,295.6	1,298.7	0
Investment expenses	7.2	11.4	(37)
Service expenses	17.9	16.9	6
Interest expense	114.1	85.6	33

Total expenses	11,014.1	10,977.2	0

Income (loss) before income taxes	(225.0)	1,469.8	NM
Provision (benefit) for income taxes	(140.7)	447.9	NM

Net income (loss)	$(84.3)	$1,021.9	NM

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	668.2	717.1	(7)

Per share	$(.13)	$1.43	NM

Diluted:
Average shares outstanding	668.2	717.1	(7)
Net effect of dilutive stock-based compensation	6.1	8.3	(27)

Total equivalent shares	674.3	725.4	(7)

Per share[1]	$(.13)	$1.41	NM

NM = Not Meaningful

[1] Since we reported a net loss for year-to-date October 2008, the calculated diluted earnings per share was antidilutive; therefore,

basic earnings per share is disclosed. For year-to-date 2007, diluted earnings per share is disclosed.

The following table sets forth the investment results for the year-to-date period:

	2008	2007
Fully taxable equivalent total return:
Fixed-income securities	(9.3)%	4.7%
Common stocks	(32.8)%	11.5%
Total portfolio	(12.1)%	5.8%

Pretax recurring investment book yield	4.8%	4.7%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

October 2008

($ in millions)

(unaudited)

Current Month
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$675.1	$427.6	$1,102.7	$154.0	$2.5	$1,259.2
% Growth in NPW	(2)%	6%	1%	(10)%	NM	0%
Net Premiums Earned	$705.5	$440.7	$1,146.2	$167.8	$2.2	$1,316.2
% Growth in NPE	(2)%	5%	0%	(5)%	NM	0%

GAAP Ratios
Loss/LAE ratio	72.9	70.5	72.0	77.3	NM	72.6
Expense ratio	21.3	20.1	20.8	20.9	NM	20.6

Combined ratio	94.2	90.6	92.8	98.2	NM	93.2

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(3.9)
Current accident year						(7.3)

Calendar year actuarial adjustment	$(3.7)	$(3.9)	$(7.6)	$(3.6)	$0	$(11.2)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(3.9)
All other development						3.1

Total development						$(.8)

Calendar year loss/LAE ratio						72.6

Accident year loss/LAE ratio						72.5

Statutory Ratios
Loss/LAE ratio						72.7
Expense ratio						20.8

Combined ratio						93.5

[1] Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses generated an underwriting profit of $4.3 million for the month, primarily due to the run-off businesses. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of losses in, such businesses.

[2] Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

October 2008 Year-to-Date

($ in millions) (unaudited)

Year-to-Date
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$6,336.7	$3,916.9	$10,253.6	$1,500.4	$17.7	$11,771.7
% Growth in NPW	(3)%	4%	(1)%	(7)%	NM	(1)%
Net Premiums Earned	$6,240.0	$3,776.9	$10,016.9	$1,498.9	$17.8	$11,533.6
% Growth in NPE	(4)%	2%	(2)%	(4)%	NM	(2)%

GAAP Ratios
Loss/LAE ratio	73.4	72.5	73.1	73.5	NM	73.1
Expense ratio	21.4	20.8	21.1	21.4	NM	21.2

Combined ratio	94.8	93.3	94.2	94.9	NM	94.3

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(41.1)
Current accident year						(1.9)

Calendar year actuarial adjustment	$(10.1)	$(12.7)	$(22.8)	$(20.4)	$.2	$(43.0)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(41.1)
All other development						8.4

Total development						$(32.7)

Calendar year loss/LAE ratio						73.1

Accident year loss/LAE ratio						72.8

Statutory Ratios
Loss/LAE ratio						73.1
Expense ratio						21.0

Combined ratio						94.1

Statutory Surplus[3]						$4,546.5

NM = Not Meaningful

Policies in Force	October 2008	October 2007	Change
(in thousands)
Agency – Auto	4,311.3	4,436.0	(3)%
Direct – Auto	2,784.1	2,580.0	8%
Special Lines[4]	3,384.0	3,135.1	8%

Total Personal Lines Business	10,479.4	10,151.1	3%

Commercial Auto Business	549.9	541.1	2%

[1] The other businesses generated an underwriting profit of $5.3 million.

[2] Represents adjustments solely based on our corporate actuarial reviews.

[3] During October, the insurance subsidiaries declared and paid $41.3 million in distributions to the parent company.

[4] Includes insurance for motorcycles, recreational vehicles, mobile homes, watercraft, snowmobiles and similar items, as well as a personal umbrella product.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

October 2008
CONDENSED GAAP BALANCE SHEET:[1]
Investments – Available-for-sale, at fair value:
Fixed maturities (amortized cost: $10,398.2)	$9,895.4
Equity securities:
Preferred stocks[2] (cost: $1,319.5)	1,229.2
Common equities (cost: $619.8)	780.0
Short-term investments (amortized cost: $837.8)	837.8

Total investments[3]	12,742.4
Net premiums receivable	2,550.2
Deferred acquisition costs	441.1
Other assets	2,525.0

Total assets	$18,258.7

Unearned premiums	$4,442.4
Loss and loss adjustment expense reserves	6,104.1
Other liabilities[3]	1,532.0
Debt	2,175.2
Shareholders’ equity	4,005.0

Total liabilities and shareholders’ equity	$18,258.7

Common Shares outstanding	675.6
Shares repurchased – October	0
Average cost per share	$0
Book value per share	$5.93
Trailing 12-month return on average shareholders’ equity	1.6%
Net unrealized pretax gains (losses) on investments	$(400.1)
Increase (decrease) from September 2008	$(621.4)
Increase (decrease) from December 2007	$(1,115.5)
Debt-to-total capital ratio	35.2%
Fixed-income portfolio duration	3.2 years
Weighted average credit quality	AA
Year-to-date Gainshare factor[4]	.78

[1] Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $249.0 million.

2 As of October 31, 2008, we held certain hybrid securities and recognized a change in fair value of $32.8 million as a realized loss during the period we held these securities.

[3] Includes $61.6 million of net unsettled security transactions.

[4] Based on results as of October 31, 2008, no dividend would be payable for 2008 under our variable dividend policy since comprehensive income (which includes net investment income, as well as both realized gains and losses in securities and the change in unrealized gains and losses during the period) is less than after-tax underwriting income.

Monthly Commentary

•

During October, our net unrealized losses increased $621.4 million, on a pretax basis, primarily in our fixed-maturity securities (mainly in the redeemable preferred stocks, commercial mortgage-backed securities, municipal bonds and corporate debt securities) and common stocks (which reflects both valuation declines and realized net gains).

About Progressive

The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle and personal watercraft policies, and a market leader in commercial auto insurance based on premiums written.

Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and innovative products and services that meet drivers’ needs throughout their lifetimes, including superior online and in-person customer service, and best-in-class, 24-hour claims service, such as its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.

Progressive companies offer consumers choices in how to shop for, buy and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. Private passenger auto products and prices are different when purchased directly from Progressive or through independent agencies. To find an agent or to get a quote, go to http://www.progressive.com.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, visit http://www.progressive.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding pending loss and loss adjustment expense reserves becomes known. Reported results, therefore, may be volatile in certain accounting periods.